Exhibit 99.1

                                Certification of
                           Chief Executive Officer of
                          Universal Money Centers, Inc.

      I, David S. Bonsal, Chief Executive Officer of Universal Money Centers, Inc., hereby certify, in accordance with 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that:

      (a) The Quarterly Report on Form 10-QSB for the year ended April 30, 2003, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (b) The information contained in the Quarterly Report on Form 10-QSB for the quarter ended April 30, 2003, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Universal Money Centers, Inc.

A signed original of this written statement required by Section 906 has been provided to Universal Money Centers, Inc. and will be retained by Universal Money Centers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  June 16, 2003.

                                            /s/ David S. Bonsal
                                            -------------------------
                                            David S. Bonsal
                                            Chief Executive Officer